CERTIFICATION OF CHIEF EXECUTIVE OFFICER

AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-QSB of Signet International Holdings, Inc. for the Quarter Ending July 31, 2005, I, Ernest Letiziano, Chief Executive Officer and Chief Financial Officer of Signet International Holdings, Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.     Such Quarterly Report on Form 10-QSB for the period ending July 31, 2005, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.     The information contained in such Quarterly Report on Form 10-QSB for the period ended July 31, 2005, fairly represents in all material respects, the financial condition and results of operations of Signet International Holdings Inc.

Dated: September 12, 2005

SIGNET INTERNATIONAL HOLDINGS INC.

By:	/s/ Ernest Letiziano Chief Executive Officer and Chief Financial Officer